Exhibit 99.1

Incannex Healthcare Wins Research and Development Award for Obstructive Sleep Apnea Program in the 2025
Clinical Trials Arena Excellence Awards

MELBOURNE, Australia and NEW YORK – January 15th, 2026 – (GLOBE NEWSWIRE) – Incannex Healthcare Inc. (Nasdaq: IXHL), a clinical-stage biopharmaceutical company developing innovative combination therapies, today announced that it has been honored with the Research and Development Award in the Respiratory Disorders category of the 2025 Clinical Trials Arena Excellence Awards for its work advancing IHL-42X, the Company’s oral fixed-dose combination product candidate for the treatment of obstructive sleep apnea (OSA).

The Clinical Trials Arena Excellence Awards is an independent recognition program powered by GlobalData’s business intelligence, in which researchers, journalists, and artificial intelligence analyze more than one billion datasets annually to identify and rank leading companies and achievements across more than 200 countries. Recognition in this program reflects the industry-wide relevance of Incannex’s research-driven approach to addressing unmet needs in respiratory medicine.

IHL-42X is an oral fixed-dose combination of dronabinol and acetazolamide in development for adults with moderate-to-severe OSA, a chronic disorder that is still predominantly managed with device-based therapies such as positive airway pressure (PAP). In real-world practice, many patients remain untreated or undertreated due to intolerance, poor adherence, or reluctance to use nightly devices. Incannex’s development strategy is grounded in established sleep-respiratory physiology, with a dual-component regimen designed to stabilize ventilatory control and improve upper airway muscle function, offering a potential standalone, non-invasive pharmacologic alternative for patients who are unable or unwilling to persist with device-based therapy.

The Company’s late-stage development strategy for IHL-42X is supported by a robust Phase 2 clinical program that integrated objective polysomnography outcomes, validated patient-reported measures, and structured exit interviews in adults with moderate-to-severe OSA. The favorable safety and tolerability profile observed to date supports the continued development of IHL-42X for potential chronic use, if approved.

This recognition aligns with the core mission of the Clinical Trials Arena Excellence Awards, which focuses on identifying forward-thinking, innovative companies driving positive change across 12 key Areas of Excellence, including Research and Development. It also reflects Incannex’s broader pipeline strategy, which centers on combination medicines and advanced therapeutics targeting underlying biological pathways in chronic conditions such as obstructive sleep apnea, rheumatoid arthritis, and generalized anxiety disorder. Across its clinical-stage programs — IHL-42X, IHL-675A, and PSX-001 — the Company remains focused on evidence-based innovation, streamlined operations, and outcomes that are meaningful to patients.

“We are honored to be recognized by the Clinical Trials Arena Excellence Awards for the deliberate, science-driven approach we have taken with IHL-42X,” said Joel Latham, President and CEO of Incannex. “Obstructive sleep apnea continues to be an area of significant unmet medical need, particularly for patients who struggle with long-term adherence to device-based therapies. Our goal with IHL-42X has been to develop a purpose-built, oral combination therapy grounded in established sleep-respiratory physiology and supported by rigorous clinical and patient-reported evidence. This award underscores the importance of that approach as we advance IHL-42X into late-stage development.”

About the Clinical Trials Arena Excellence Awards

The Clinical Trials Arena Excellence Awards is an independent recognition program powered by the business intelligence of GlobalData. Each year, GlobalData’s team of researchers and journalists, supported by artificial intelligence, analyze more than one billion datasets to recognize, endorse, and rank top-tier companies and achievements across more than 200 countries. The program highlights forward-thinking organizations driving positive change across 12 Areas of Excellence, including Research and Development, Innovation, Safety, and Product Launches.
For more information, visit Clinical Trials Arena.

About Incannex Healthcare Inc.

Incannex is leading the way in developing combination medicines that target the underlying biological pathways associated with chronic conditions, including obstructive sleep apnea, rheumatoid arthritis and generalized anxiety disorder. The company is advancing three clinical-stage product candidates based on evidence-based innovation and supported by streamlined operations. Incannex's lead clinical program, IHL-42X, is an oral fixed-dose combination of dronabinol and acetazolamide designed to target underlying mechanisms and act synergistically in the treatment of obstructive sleep apnea. In a Phase 2 development program, IHL-675A is an oral fixed-dose combination of cannabidiol and hydroxychloroquine sulfate designed to act synergistically to alleviate inflammatory conditions, such as rheumatoid arthritis. Approved for Phase 2 clinical development, PSX-001 is an oral synthetic psilocybin treatment for the treatment of generalized anxiety disorder. Incannex's programs target disorders that have limited, inadequate, or no approved pharmaceutical treatment options. For additional information on Incannex, please visit our website at www.incannex.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical facts and relate to future events, future circumstances and Incannex's future performance. These statements are based on management's current assumptions, expectations, and beliefs. Examples of forward-looking statements in this press release include statements about, among other things: Incannex's future intentions regarding its efforts to maintain and/or regain compliance with applicable Nasdaq listing standards; business strategy, future operations; Incannex's ability to execute on its objectives, prospects o plans; evaluations and judgments regarding Incannex's research and development efforts and potential future commercialization, including any implications that the results of earlier clinical trials or interim or topline results will be representative or consistent with later clinical trials or their respective interim or final results; the potential benefits and safety of Incannex's drug candidates and the market opportunity for these candidates; and potential shareholder value. These forward-looking statements are subject to a number of risks and uncertainties, which may cause the forward-looking events and circumstances described in this press release to not occur, and actual results to differ materially and adversely from those described in or implied by the forward-looking statements. These risks and uncertainties include, among others: that Incannex may fail to comply with Nasdaq listing standards within the applicable extended grace period or following the applicable extended grace period; that Incannex may fail to comply with Nasdaq listing standards other than the bid price rule; the closing price of the common stock may fall below $0.10 for ten consecutive trading days and be subject to Nasdaq’s low bid price rules and subject to delisting or denial of compliance periods; the continued availability of financing; Incannex's ability to raise capital to fund continuing operations and to maintain or potentially further improve its capital structure; Incannex’s ability to maintain the listing of its shares of common stock on the Nasdaq Stock Market; the impact of any infringement actions or other litigation brought against Incannex; the success of Incannex's development efforts, including Incannex's ability to progress its drug candidates through clinical trials on the timelines expected and to obtain necessary regulatory approvals for commercialization of its product candidates; the effects of competition from other providers and products as currently existing or that may be developed in the future; that the market for its drug candidates may not grow at the rates anticipated or at all or that estimates for these markets may ultimately be incorrect; that Incannex may be unable to successfully execute upon any commercial discussions; Incannex's ability to comply with the various evolving and complex laws and regulations applicable to its business and its industry; and Incannex's ability to protect its proprietary technology and intellectual property; and other factors relating to Incannex's industry, its operations and results of operations. The forward-looking statements made in this press release speak only as of the date of this press release, and Incannex assumes no obligation to update publicly any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law. Incannex's reports filed with the U.S. Securities and Exchange Commission (SEC) including its annual report on Form 10-K for the fiscal year ended June 30, 2025, filed with the SEC on September 29, 2025, and the other reports it files from time to time, including subsequently filed annual, quarterly and current reports, are made available on Incannex's website upon their filing with the SEC. These reports contain more information about Incannex, its business and the risks affecting its business, as well as its results of operations for the periods covered by the financial results included in this press release. For additional information on Incannex, please visit our website at www.incannex.com.

Investor & Media Contacts

CORE IR

(212) 655-0924

investors@incannex.com

media@incannex.com.au

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